EXECUTION

AMENDMENT NO. 3 TO
SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 27, 2022, by and between Bank of America, N.A. (“Buyer”) and loanDepot BA Warehouse, LLC (“Seller”), and acknowledged and agreed to by loanDepot.com, LLC, as guarantor and pledgor (“loanDepot” and together with the Seller, each a “loanDepot Party” and collectively, the “loanDepot Parties”). This Amendment amends that certain Second Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, and acknowledged and agreed to by loanDepot, dated as of August 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).
R E C I T A L S
Buyer and loanDepot Parties have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain Eligible Participation Interests from Seller and Seller agrees to sell certain Eligible Participation Interests to Buyer under a master repurchase facility. Buyer and loanDepot Parties hereby agree that the Agreement shall be amended as more fully provided herein.
In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and loanDepot Parties hereby agree as follows:
1.Amendments. Effective as of the date hereof, the Agreement is hereby amended as follows:
(a)Alternative Rate. Section 4.13 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
4.13 Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary herein or in any other Principal Agreement:
(a) If Buyer determines (which determination shall be conclusive absent manifest error),or Seller notifies Buyer that Seller has determined that: (i) adequate and reasonable means do not exist for ascertaining Term SOFR, including, without limitation because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Buyer or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Buyer, that will continue to provide Term SOFR after such specific date (the latest date on which Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely (the “Scheduled Unavailability Date”)), then, on a date and time determined by Buyer (any such date, the “Term SOFR Replacement Date”), which date shall be, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other Principal Agreement with Daily Simple SOFR for any payment period for the Price Differential calculated that can be determined by Buyer, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Principal Agreement (the “Successor Rate”).

(b) If the Successor Rate is Daily Simple SOFR, all payments of the Price Differential will be payable on a monthly basis.

(c) (i) If prior to any Payment Date Buyer determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 4.13(a)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, Buyer and Seller may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 4.13 for the calculation of the Price Differential payable on such relevant Payment Date with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Buyer from time to time in its sole good faith discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such proposed rate and adjustment shall become effective at 5:00 p.m. (New York City time) on the fifth Business Day after Buyer shall have posted such proposed rate and adjustment to Seller.

(d) Buyer will promptly (in one or more notices) notify Seller of the implementation of any Successor Rate.

(e) Any Successor Rate shall be applied consistent with market practice; provided that to the extent such market practice is not administratively feasible for Buyer, such Successor Rate shall be applied in a manner as otherwise determined by Buyer in its sole good faith discretion.

(f) In connection with the implementation of a Successor Rate, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Principal Agreement, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(b)Definitions. Exhibit A to the Existing Agreement is hereby amended by:
a.deleting the definitions of “Applicable Pricing Rate”, “Scheduled Unavailability Date”, “SOFR”, “Successor Rate” and “Term SOFR” in their entirety and replacing them with the following, respectively:
Applicable Pricing Rate: With respect to any date of determination, the greater of (i) the Term SOFR or any Successor Rate and (ii) 0%. It is understood that the Applicable Pricing Rate shall be adjusted on a daily basis.
Scheduled Unavailability Date: As defined in Section 4.13(a) of this Agreement.
SOFR: The secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
Successor Rate: As defined in Section 4.13(a) of this Agreement.
Term SOFR: The rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of the relevant period for the computation of the Price Differential, with a term equivalent to one month; provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such relevant period.

b.adding the following definitions in their proper alphabetical order:
CME: CME Group Benchmark Administration Limited.
Conforming Changes: With respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “SOFR”, “Term SOFR” and “Applicable Pricing Rate”, timing and frequency of determining rates and making payments of the Price Differential and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, length of lookback periods) as may be appropriate, in the discretion of Buyer, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate(s) exists, in such other manner of administration as Buyer determines in good faith is necessary in connection with the administration of this Agreement and the other Principal Agreements).
Daily Simple SOFR: With respect to any applicable determination date means the secured overnight financing rate published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source), plus the SOFR Adjustment for such relevant period.
SIFMA: As defined in Section 7.2(h) of this Agreement.
SOFR Adjustment: As defined in the Transactions Terms Letter.
Term SOFR Replacement Date: As defined in Section 4.13(a) of this Agreement.
Term SOFR Screen Rate: The forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Buyer) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Buyer from time to time).
U.S. Government Securities Business Day: Any Business Day, except any Business Day on which any of the SIFMA, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
c. deleting the definitions of “One-Month LIBOR”, “SOFR-Based Rate” and “Successor Rate Conforming Changes” and any and all references thereto in their entirety.
2.Fees and Expenses. The Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Buyer incurred in connection with this Amendment, in accordance with Section 11.7 of the Agreement.
3.No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.
4.Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

5.Representations. In order to induce Buyer to execute and deliver this Amendment, loanDepot Parties hereby represent to Buyer that as of the date hereof, after giving effect to this Amendment, (i) loanDepot Parties are in full compliance with all of the terms and conditions of the Principal Agreements and remain bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.
6.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.
7.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
8.Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

[signature pages follow]

IN WITNESS WHEREOF, Buyer and loanDepot Parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if loanDepot Parties fail to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A., as Buyer By:_____________________________________ Name: Title:	LOANDEPOT BA WAREHOUSE, LLC, as Seller By:_____________________________________ Name: Title:
Acknowledged and Agreed to by: LOANDEPOT.COM, LLC, as guarantor By: _____________________________________ Name: Title:
LOANDEPOT.COM, LLC, as pledgor By: _____________________________________ Name: Title:

Signature Page to Amendment No.3 to Second A&R MRA (BANA/loanDepot)